SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):        March 16, 2012

ORGANOVO HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-54621	27-1488943
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5871 Oberlin Drive, Suite 150, San Diego, CA 92121
(Address of principal executive offices) (Zip Code)

(858) 550-9994
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

On March 16, 2012, Organovo Holdings, Inc., a Delaware corporation (the “Company”), completed the final closing (the “Final Closing”) of its recently announced private placement (the “Offering”) of equity securities.  At the Final Closing, the Company offered and sold an aggregate of 6,916,000 units (“Units”) of its securities, at a price of $1.00 per Unit, to accredited investors (as defined under Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended (the “1933 Act”)). Each Unit consists of one share of common stock of the Company, $0.001 par value per share (the “Common Stock”), and a warrant (each, an “Investor Warrant”) to purchase one share of Common Stock.  Each investor entered into a Subscription Agreement (each, a “Subscription Agreement”) with the Company in connection with each investor’s investment at the Final Closing.

The Company intends to use the net proceeds of approximately $6,013,525 from the Final Closing for working capital and general corporate purposes.

As was previously announced, on February 8, 2012, the Company completed the first closing of the Offering, at which 6,525,887 Units at a price of $1.00 per Unit were sold to accredited investors for total gross proceeds of $6,525,887, which included the conversion of $1,500,000 of principal and $25,379 of accrued interest under certain bridge promissory notes.  The first closing was conducted simultaneously with the completion of the Company’s merger (the “Merger”) with Organovo, Inc.  On February 29, 2012 the Company completed the second closing of the Offering, at which the Company issued an additional 1,806,100 Units to accredited investors, for total gross proceeds of $1,806,100

The offer, sale and issuance to the investors of the Units and the shares of Common Stock issuable upon the exercise of the Investor Warrants at the Final Closing have been made in reliance on the statutory exemption from registration in Section 4(2) of the 1933 Act and/or Rule 506 of Regulation D promulgated thereunder, have not been registered under the 1933 Act, and, unless so registered, may not be offered or sold, except pursuant to an applicable exemption from the registration requirements of the 1933 Act and applicable state securities laws.

The Company paid Spencer Trask Ventures, Inc., its placement agent, and its selected dealers a cash commission of 10% of the funds raised from the investors participating in the Final Closing.  In addition, the placement agent received a non-accountable expense allowance equal to 3% of the proceeds raised in the Final Closing as well as warrants (the “Placement Agent Warrants”) to purchase a number of shares of Common Stock equal to 20% of the shares underlying the Units sold to investors at the Final Closing.  A portion of the Placement Agent Warrants may be distributed to selected dealers.  As a result of the foregoing arrangement, at the Final Closing, the placement agent and its selected dealers were paid commissions of $691,600, and the placement agent was paid expenses of $207,480 and was issued Placement Agent Warrants to purchase 2,766,400 shares of Common Stock at an exercise price of $1.00 per share. The Placement Agent Warrants have no registration rights and contain weighted average anti-dilution and immediate cashless exercise provisions.

For all three closings, the Company raised total gross proceeds of $15,247,959 and total net proceeds of $11,593,065.91 (or $12,811,897.11, including the conversion of the bridge promissory notes referred to above). The Company issued 15,247,987 shares and 16,747,987 warrants (including 1,500,000 warrants to former holders of the bridge promissory notes) exercisable at $1.00 to investors in the Offering. The placement agent and its selected dealers were paid total cash commissions of $1,372,260 and the Placement Agent was paid an expense allowance of $411,678 and was issued Placement Agent Warrants to purchase 6,099,195 shares of Common Stock at an exercise price of $1.00 per share (including 610,155 warrants issued in connection with issuance of the bridge promissory notes and subsequently exchanged for new warrants in the Merger).

The Company entered into a registration rights agreement (each, a “Registration Rights Agreement”) with the investors in the Offering.  Under the terms of the Registration Rights Agreement, the Company agreed to file a registration statement covering the resale of the Common Stock underlying the Units and the Common Stock that is issuable on exercise of the Investor Warrants (but not the Common Stock that is issuable upon exercise of the warrants issued as compensation to the placement agent in connection with the Offering) within 90 days from the final closing date of the Offering (the “Filing Deadline”), and shall use commercially reasonable efforts to cause the registration statement to become effective no later than 180 days after it is filed (the “Effectiveness Deadline”).

The Company agreed to use reasonable efforts to maintain the effectiveness of the registration statement through the one year anniversary of the date the registration statement is declared effective by the Securities and Exchange Commission (the “SEC”), or until Rule 144 of the 1933 Act is available to investors in the Offering with respect to all of their shares, whichever is earlier. If the Company does not meet the Filing Deadline or Effectiveness Deadline, the Company will be liable for monetary penalties equal to one-half of one percent (0.5%) of each investor’s investment in the offering at the end of every 30 day period following such Filing Deadline or Effectiveness Deadline failure until such failure is cured. The payment amount shall be prorated for partial 30 day periods. The maximum aggregate amount of payments to be made by the Company as the result of such shall be an amount equal to 6% of each investor’s investment amount. Notwithstanding the foregoing, no payments shall be owed with respect to any period during which all of the investor’s registrable securities may be sold by such investor under Rule 144 or pursuant to another exemption from registration.

Moreover, no such payments shall be due and payable with respect to any registrable securities the Company is unable to register due to limits imposed by the SEC’s interpretation of Rule 415 under the 1933 Act. The holders of any registrable securities removed from the registration statement as a result of a Rule 415 or other comment from the SEC shall have “piggyback” registration rights for those shares of Common Stock with respect to any registration statement filed by the Company following the effectiveness of the registration statement which would permit the inclusion of these shares.

Each Investor Warrant included in the Units entitles the holder to purchase one share of Common Stock at a purchase price of $1.00 during the five year period commencing on the issuance of the Investor Warrants. The Investor Warrants may be called by the Company at any time the Common Stock trades above $2.50 for 20 consecutive days following the effectiveness of the registration statement covering the resale of the shares underlying the Investor Warrant. The Investor Warrants can only be called if a registration statement registering the shares underlying the Investor Warrants is in effect at the time of the call.

The Investor Warrants, at the option of the holder, may be exercised by cash payment of the exercise price to the Company. The Investor Warrants may be exercised on a cashless basis commencing one year after issuance if no registration statement registering the shares underlying the Investor Warrants is then in effect.  The placement agent shall receive a warrant solicitation fee equal to 5% of the funds solicited by the placement agent upon exercise of the Investor Warrants if the Company elects to call the Investor Warrants. The exercise price and number of shares of Common Stock issuable on exercise of the Investor Warrants may be adjusted in certain circumstances including a weighted average adjustment in the event of future issuances of the Company’s equity securities at a price less than the exercise price of the Investor Warrant, in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation.

The foregoing descriptions of the Registration Rights Agreement, Investor Warrants, Subscription Agreement and Placement Agent Warrants and the transactions contemplated therein and thereby, do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements, instruments and documents, which are filed herewith or incorporated herein by reference from other filings with the SEC, each of which is incorporated herein by reference.

This Current Report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy any of the securities described herein. This Current Report on Form 8-K is being filed pursuant to and in accordance with Rule 135c of the 1933 Act.

Item 3.02.    Unregistered Sales of Equity Securities.

The information disclosed under Item 1.01 above is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits

The exhibits listed in the Exhibit Index below are filed with this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORGANOVO HOLDINGS, INC.

Date: March 19, 2012                                                           By: /s/ Barry Michaels
Name:   Barry Michaels
Title:     Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
4.1	Form of Investor Warrant of Organovo Holdings, Inc., filed as Exhibit 4.4 with the Company’s Current Report on Form 8-K dated February 8, 2012, which is incorporated herein by reference.

4.2(i)	Form of Warrant of Organovo Holdings, Inc. ($1.00 exercise price) issued to Placement Agent.*

4.2(ii)	Form of Warrant of Organovo, Inc. ($1.00 exercise price) issued to Selling Agent.*

4.2(iii)	Form of Warrant of Organovo Holdings, Inc. ($1.00 exercise price) issued to Placement Agent in exchange for Organovo, Inc. warrant issued to Selling Agent.*

10.1	Form of Subscription Agreement, by and between Organovo Holdings, Inc. and the investors in the offering.*

10.2	Form of Registration Rights Agreement, by and between Organovo Holdings, Inc. and the investors in the offering.*

10.3	Selling Agent Agreement between Organovo, Inc. and the Selling Agent.*

10.4(i)	Placement Agency Agreement dated December 1, 2011, between Organovo, Inc. and Placement Agent.*

10.4(ii)	Joinder by Organovo Holdings, Inc. to Placement Agency Agreement.*

10.4(iii)	Extension to Placement Agency Agreement.*

10.5(i)	Escrow Agreement, dated as of December 1, 2011, by and among Organovo, Inc., the Placement Agent and Signature Bank.*

10.5(ii)	Joinder by Organovo Holdings, Inc. to Escrow Agreement.*

10.5(iii)	Extension to Escrow Agreement.*

10.6	Escrow Agreement, dated as of September 19, 2011, by and among Organovo, Inc., the Selling Agent and Signature Bank.*

*           Filed herewith